Exhibit 10.1

AMENDED AND RESTATED
LYDALL
2003 STOCK INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

1.1         Purpose.  The purpose of the Lydall 2003 Stock Incentive Compensation Plan (the “Plan”) is to further the growth and prosperity of the Company and its Subsidiaries by enabling the Company to offer incentive awards to its employees, officers, Directors and consultants, whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company.  The various types of long-term incentive awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

ARTICLE II
ADMINISTRATION

2.1         Committee Membership.  The Plan shall be administered by the Committee, the members of which shall be “Non-Employee Directors” as defined in Rule 16b-3 promulgated under the Exchange Act, and “Outside Directors” within the meaning of Section 162(m) of the Code.  In addition, the members of the Committee shall satisfy the independence requirements of the New York Stock Exchange.

2.2         Powers of the Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options; (ii) Restricted Stock; (iii) Performance Shares; and/or (iv) Stock Awards.  For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)           to select the officers, employees, Directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, Performance Shares, and/or Stock Awards may from time to time be awarded hereunder;

(b)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the number of shares, exercise price or types of consideration paid upon exercise of a Stock Option, such as other securities of the Company or other property, any restrictions or limitations on an award, such as performance criteria, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)           to determine the Performance Goals, Performance Objectives and Performance Period for any grant of Performance Shares or the performance criteria or other factors which need to be attained for the vesting of an award granted hereunder, and to determine whether the Performance Objectives, performance criteria or other factors have been satisfied; and

(d)           to alter or amend the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any such alteration or amendment that would alter the terms and conditions of an Incentive Stock Option so as to convert it into a Nonqualified Stock Option); provided, however, that no such alteration or amendment that would impair the rights of a Holder under any Agreement theretofore entered into hereunder may be made by the Committee without the Holder’s consent.

Notwithstanding the foregoing, the Committee shall not have the power or authority to make or amend any award or interpret the Plan or any Agreement in any manner that would violate the prohibition on repricing in Section 2.5 hereof or the prohibition on extensions of credit in Section 2.6 hereof.

2.3         Interpretation of Plan.

(a)           Committee Authority.  Subject to Article IX below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.

(b)           Incentive Stock Options.  No term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

2.4         Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that the Committee shall not delegate its responsibility with respect to: (i) any award to any Director or executive officer of the Company; (ii) any award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) the certification as to the satisfaction of any performance criteria in accordance with Section 162(m) of the Code. Any allocation or delegation of responsibilities or powers may be revoked by the Committee at any time.

2.5         Prohibition Against Repricing.  The exercise price of an outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, payment of cash, or grant of any other equity award, except as provided in Section 3.3 hereof (relating to the adjustment of awards upon changes in the capitalization of the Company).

2.6         Prohibition Against Loans.  Anything in the Plan to the contrary notwithstanding, neither the Company nor any Subsidiary shall, directly or indirectly, extend any credit, or arrange for the extension of any credit, in the form of a personal loan to any officer, employee, Director or consultant of the Company or any Subsidiary for the purpose of obtaining the benefits of any award under the Plan.

ARTICLE III
STOCK SUBJECT TO PLAN

3.1         Number of Shares.  The total number of shares of Common Stock reserved and available for issuance under the Plan is 2,500,000 shares of Common Stock, subject to adjustment as provided in Section 3.3 below.  Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Restricted Stock or Performance Shares are forfeited or any award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan.

3.2         Additional Restrictions.  Subject to the provisions of Section 3.3 below, the following additional maximums are imposed under the Plan:

(a)           The maximum number of shares of Common Stock that may be issued pursuant to Options that are intended to be Incentive Stock Options shall be 2,000,000 shares;

(b)           The maximum number of shares of Common Stock that may be covered by awards granted to any one individual under Article V (relating to Stock Options) shall be 250,000 shares during any one calendar-year period; and

(c)           For any award of Restricted Stock or Performance Shares that are intended to be “performance based compensation” (as that term is used for purposes of §162(m) of the Code), no more than 250,000 shares of Common Stock may be subject to such awards granted to any one individual during any one calendar year period.

(d)           The maximum number of shares of Common Stock that may be issued as Restricted Stock, Performance Shares and Stock Awards combined shall be 1,300,000 shares.

3.3         Adjustment Upon Changes in Capitalization, Etc.  In the event of any dividend payable in shares of Common Stock, or any stock split or reverse stock split of the Common Stock, any then outstanding awards granted under the Plan shall be appropriately adjusted in such a manner as to preserve the economic benefits or potential economic benefits of such awards and the aggregate number of shares of Common Stock then reserved for issuance under the Plan, or permitted to be issued under various types of awards as provided in Section 3.2 hereof, shall be similarly adjusted. In the event of any merger, reorganization, consolidation, dividend (other than a cash dividend or a stock dividend covered by the preceding sentence) payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award or the aggregate number of shares of Common Stock then reserved for issuance under the Plan. Any such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

ARTICLE IV
ELIGIBILITY

4.1         General.  Awards may be made or granted to employees, officers, Directors and consultants, whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, to give them an opportunity to acquire a proprietary interest in the Company.

4.2         Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

ARTICLE V
STOCK OPTIONS

5.1         Grant and Exercise.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.  Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve.  The Committee shall have the authority to grant Incentive Stock Options or Nonqualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other awards granted under the Plan.  To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2         Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)           Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that a Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”)).

(b)           Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100 percent of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110 percent of the Fair Market Value on the date of grant.

(c)           Exercisability.  Stock Options shall be exercisable in four equal annual installments commencing as of the first anniversary of the date of grant or at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Article VIII, below.  The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine, on a case by case basis.

(d)           Method of Exercise.  Subject to whatever installment exercise and vesting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by:

(i)             a cash payment equal to the aggregate exercise price;

(ii)            Mature Shares having a Fair Market Value equal to the aggregate exercise price;

(iii)           an election to make a cashless exercise through a registered broker-dealer; and/or

(iv)           any other form of payment which is acceptable to the Committee.

Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.  Payments in the form of Mature Shares shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.  Such payments shall be made by physical delivery of stock certificates in negotiable form (or, in the discretion of the Committee, by electronic delivery in any manner acceptable to the Committee) that is effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.  Payments in the form of a cashless exercise shall be made by authorizing a third-party broker-dealer to sell all or a portion of the shares of Common Stock acquired upon exercise of the Option, and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate exercise price and any applicable tax withholding resulting from such exercise.  Unless otherwise determined by the Committee at or after the time of grant, the Company shall not issue any shares of Common Stock acquired upon the cashless exercise of an Option until the Holder or the third-party broker-dealer shall deliver (or cause to be delivered) to the Company the aggregate exercise price and any applicable tax withholding amount.  A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)           Transferability.  No Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)           Termination by Reason of Death.  Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on or prior to the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability.  Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on or prior to the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)           Other Termination.  Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on or prior to the date of termination of employment may be exercised for the lesser of three months (or, in the case of a Nonqualified Stock Option, one year) after termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)           Additional Incentive Stock Option Limitation.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) of the shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

ARTICLE VI
RESTRICTED STOCK

6.1         Grant.  Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan and may be in the form of Performance Shares.  The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the duration of the Restriction Period, variances to the vesting schedule and rights to acceleration thereof, performance criteria (if any) and all other terms and conditions of the awards.

6.2         Terms and Conditions.  Each award of Restricted Stock shall be subject to the following terms and conditions:

(a)           Certificates.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded.  During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement.

(b)           Rights of Holder.  Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  The Holder shall have the right to vote such shares of Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such shares of Restricted Stock, except that: (i) the Holder shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company shall retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock, subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock, until such time, if ever, as the Restricted Stock shall have become vested and the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions shall cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)           Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to any shares of Restricted Stock, and the satisfaction of any other applicable restrictions, terms and conditions set forth in the applicable Agreement: (i) such shares of Restricted Stock shall become vested and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested.  Any shares of Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.  Subject to the terms of Article VIII below, the Restriction Period shall not be less than three years, unless otherwise determined by the Committee at or after the date of grant.

6.3         Performance Shares.  The Committee may, in its sole discretion, grant Performance Shares which are restricted by corporate performance criteria identified by the Committee and set forth in the Agreement.  If the Performance Shares are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code:

(a)           The Committee shall determine the applicable Performance Period and establish objective Performance Goals and Performance Objectives for such Performance Period prior to, or reasonably promptly following, the inception of a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the date that is the earlier of ninety days after the commencement of the Performance Period and the day prior to the date on which 25 percent of the Performance Period has elapsed; and

(b)           Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objectives and other material terms of the award of Performance Shares have been achieved or not.  Unless the Committee otherwise determines, the Performance Shares shall not vest until the Committee makes the certification specified in this Section 6.3 (b).

ARTICLE VII
AUTOMATIC AWARDS TO OUTSIDE DIRECTORS

7.1         Stock Awards to Outside Directors.  On June 30 and December 31 of each year during the term of the Plan, each person then serving as an Outside Director of the Company shall automatically receive a Stock Award consisting of that number of whole shares of Common Stock obtained by dividing 50 percent of the Annual Stock Retainer Amount by the Fair Market Value of a share of Common Stock as of the grant date, in each case rounded upward to the nearest number of whole shares.

7.2         Nonqualified Stock Options Granted to Outside Directors in Lieu of Cash-Based Retirement Benefits.

(a)           On the date of the Annual Meeting of each year during the term of the Plan, each person then serving as an Outside Director of the Company shall automatically receive a Nonqualified Stock Option to purchase 325 shares of Common Stock.*  No automatic awards, however, will be made prior to stockholder approval of the Plan.

(b)           The exercise price per share of Common Stock under a Nonqualified Stock Option granted under this Section 7.2 shall be the Fair Market Value of a share of Common Stock as of the date each such Nonqualified Stock Option is granted.

(c)           Each Nonqualified Stock Option granted under this Section 7.2 shall become exercisable in three equal annual installments commencing as of the first anniversary of the date of grant and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the three-year period provided in paragraph (d) below.

(d)           Whenever a recipient of a Nonqualified Stock Option granted under this Section 7.2 ceases to be a Director of the Company for any reason whatsoever, all outstanding Nonqualified Stock Options granted under this Section 7.2, then held by such person, shall continue to vest and be exercisable in whole or in part for a period of three years from the date on which such person ceases to be a Director of the Company; provided, however, that, in no event, shall any such Nonqualified Stock Option be exercisable beyond the ten-year term of the Option specified in paragraph (c) above.

(e)           Each Nonqualified Stock Option granted under this Section 7.2 shall be subject to the provisions of Section 5.2(d) and (e) hereof.

*By resolution dated February 24, 2011, the Board suspended the automatic award to Outside Directors of a nonqualified stock option to purchase 325 shares of Common Stock effective as of the date of such resolution.

7.3         .Additional Automatic Awards to Directors.

(a)           Effective as of the close of business on the day on which the Annual Meeting of Stockholders of the Company is held, each person then serving as an Outside Director of the Company shall automatically receive a Nonqualified Stock Option covering the lesser of 3,000 shares of Common Stock or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $33,333.*  Each person who is first elected a Director of the Company after February 25, 2011, and who qualifies as an Outside Director, also shall be granted, automatically upon such election, a restricted stock award covering 6,000 shares of common stock which shall vest in three (3) equal annual installments commencing as of the first anniversary of the date of grant, provided the Holder of such restricted stock award is a Director of the Company on such anniversary.

(b)           The exercise price per share of Common Stock under a Nonqualified Stock Option granted under this Section 7.3 shall be the Fair Market Value of a share of Common Stock as of the date each such Nonqualified Stock Option is granted.

(c)           Each Nonqualified Stock Option granted under this Section 7.3 shall become exercisable in four equal annual installments commencing as of the first anniversary of the date of grant, provided the Holder of such Nonqualified Stock Option is a Director of the Company on such anniversary, and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the applicable period specified in paragraph (d) or (e) below.

(d)           Each Nonqualified Stock Option granted under this Section 7.3 to an Outside Director of the Company shall terminate if and when the optionee shall cease to serve as a Director of the Company, except as follows:

(i)             If the optionee has continuously served as a Director of the Company for at least one year from the date of grant of a Nonqualified Stock Option and dies (x) while serving as a Director of the Company or (y) during any period after having ceased to be a Director when the Nonqualified Stock Option would otherwise be exercisable under subparagraph (ii) below, the Nonqualified Stock Option theretofore granted to such person may be exercised by a representative of such person’s estate; provided that such Nonqualified Stock Option may be exercised only within six months after the date of death and prior to the expiration date specified in such Nonqualified Stock Option;

(ii)           If the optionee ceases for any reason (other than death) to be a Director of the Company subsequent to one year from the date of grant, such Nonqualified Stock Option may be exercised within three months from the date of such cessation and prior to the expiration date specified in such Nonqualified Stock Option; and

(iii)          No Nonqualified Stock Option may be exercised for more than the number of shares for which the optionee might have exercised such Option at the time such optionee ceased for any reason to be a Director of the Company.

(e)           Each Nonqualified Stock Option granted under this Section 7.3 shall be subject to the provisions of Section 5.2(d) and (e) hereof.

*By resolution dated February 24, 2011, the Board suspended the automatic award to Outside Directors of a nonqualified stock option covering the lesser of 3,000 shares of Common Stock or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $33,333 effective as of the date of such resolution.

ARTICLE VIII
ACCELERATED VESTING & BUYOUT OF AWARDS
UPON A CHANGE IN CONTROL

8.1         Accelerated Vesting and Exercisability.  Upon the occurrence of a Change in Control of the Company, the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards shall immediately and entirely vest, and (except as provided in Section 8.2 below) the respective Holders thereof shall have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards.

8.2         Buyout of Awards in Connection with Certain Transactions.  Upon the occurrence of a Change in Control of the Company, the Committee may require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Transaction Value of such award.

8.3         Definition of “Change in Control.”  For purposes of this Article VIII, a “Change in Control” of the Company shall mean the occurrence, after the Effective Date of the Plan, of any of the following events:

(a)           a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Securities and Exchange Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50 percent or more of the outstanding voting stock of the Company;

(b)           any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of the Company (or any securities convertible into voting stock of the Company) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50 percent or more of the outstanding voting stock of the Company;

(c)           the consummation of: (i) a merger, consolidation or reorganization of the Company with or into any other person if, as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of the Company immediately prior to such merger, consolidation or reorganization; (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries to any other person if, as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or other transfer is held in the aggregate by the holders of voting stock of the Company immediately prior to such sale, lease, exchange or other transfer; or (iii) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding voting stock of the Company;

(d)           the stockholders of the Company approve the dissolution of the Company; or

(e)           during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

(f)           the consummation of any other transaction which a majority of the Board determines to constitute a change in control of the Company.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1         The Board may at any time, and from time to time, alter, amend, suspend or discontinue the Plan or any provision of the Plan; provided, however, that: (a) no alteration, amendment, suspension or discontinuance that would impair the rights of a Holder under any Agreement theretofore entered into hereunder shall be made without the Holder’s consent and (b) no alteration or amendment that would: (i) repeal the prohibition against repricing set forth in Section 2.5; (ii) increase the overall number of shares reserved and available for issuance under the Plan set forth in Section 3.1; (iii) increase the maximum share limitations set forth in Section 3.2; or (iv) decrease the minimum exercise price of Stock Options set forth in Section 5.2(b), shall be made without the approval of the Company’s stockholders.

ARTICLE X
TERM OF PLAN

10.1         Effective Date.  The Plan shall be effective as of October 24, 2002 (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date.  Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

10.2         Termination Date.  Unless earlier terminated by the Board, this Plan shall continue to remain in effect for a period of ten years from the Effective Date; provided that the Plan shall continue to govern all outstanding awards until the awards themselves terminate in accordance with their terms.

ARTICLE XI
GENERAL PROVISIONS

11.1         Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.  All Agreements shall be in writing and may be executed in any legally enforceable manner, including by electronic means.  The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within ten days after the Agreement has been delivered to the Holder for his or her execution.

11.2         Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

11.3         Employees.

(a)           Competition; Interference; Solicitation; Disclosure of Confidential Information.  If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever and, subsequent thereto, such Holder: (i) accepts employment with a competitor of, or otherwise engages in competition with, the Company in violation of any agreement between the Holder and the Company; (ii) induces or encourages any employee of the Company to terminate his or her employment with the Company, in violation of any agreement between the Holder and the Company; (iii) solicits, induces, or encourages any person or entity which is a supplier of, a purchaser from, or a contracting party with, the Company to terminate any written or oral agreement, order or understanding with the Company or to conduct business in a way that results in an adverse impact on the Company in violation of any agreement between the Holder and the Company; or (iv) discloses to anyone outside the Company, or uses any confidential information or other property (including, but not limited to, intellectual property) of the Company in violation of the Company’s written policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the Economic Value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. The “Economic Value” shall mean the amount reportable by the Holder as taxable compensation for federal income tax purposes with respect to such award (for awards other than Incentive Stock Options) and, in the case of an Incentive Stock Option, the amount that would have been reportable by the Holder as taxable compensation for federal income tax purposes with respect to such award if such Incentive Stock Option had been a Nonqualified Stock Option.

(b)           Termination for Cause.  The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the Economic Value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c)           No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder, who is an employee of the Company or any Subsidiary, any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

11.4         Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to, and agree with, the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.  Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

11.5         Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

11.6         Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount.  If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

11.7         Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

11.8         Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

11.9         Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

11.10       Applicable Laws.  The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to: (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

11.11       Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements.  Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein.  If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.  Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

11.12        Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the NASDAQ National Market and NASDAQ SmallCap Market.

11.13       Right of Off-Set.  To the extent permitted by law, the Company or the Holder’s employer (if not the Company) shall have the right to deduct from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary, under the Plan or any Agreement entered into hereunder, any amounts due and owing to the Company or the Holder’s employer, as the case may be, from the Holder.

ARTICLE XII
DEFINITIONS

12.1         Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Agreement” shall mean the agreement between the Company and a Holder setting forth the terms and conditions of an award under the Plan.

(b)           “Annual Stock Retainer Amount”  shall mean the annual stock retainer  equivalent to $36,000, subject to adjustment from time-to-time by the Board, that is paid to each Outside Director.  “Board” shall mean the Board of Directors of the Company.

(c)           “Change in Control” shall have the meaning set forth in Section 8.3 hereof.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)           “Committee” shall mean the Compensation and Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof.  If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f)           “Common Stock” means the Common Stock of the Company, par value $.10 per share.

(g)           “Company” shall mean Lydall, Inc., a corporation organized and existing under the laws of the State of Delaware.

(h)           “Director” shall mean a member of the Board.

(i)           “Disability” shall mean physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(j)           “Economic Value” shall have the meaning set forth in Section 11.3(a) hereof.

(k)           “Effective Date” shall have the meaning set forth in Section 10.1 hereof.

(l)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)           “Fair Market Value,” when used in reference to a share of Common Stock as of a particular date (such as the date of grant or the date of exercise of an award under the Plan), means the fair value per share of Common Stock as of such date, determined in accordance with the following procedures:

(i)             if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, then the fair value per share of the Common Stock shall be the last sale price per share of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or NASDAQ, as the case may be;

(ii)            if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, but is traded in the over-the-counter market, then the fair value per share of the Common Stock shall be the closing bid price per share for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and

(iii)           if the fair value per share of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, then the fair value per share of the Common Stock shall be determined by the Committee in good faith.

(n)           “Holder” shall mean a person who has received an award under the Plan.

(o)           “Incentive Stock Option” shall mean any Stock Option intended to be designated as, and meeting the requirements of, an “incentive stock option” within the meaning of Section 422 of the Code.

(p)           “Mature Shares” shall mean shares of Common Stock that have been held by the Holder for at least six months.

(q)           “Nonqualified Stock Option” shall mean any Stock Option that is not an Incentive Stock Option, including, from and after the date an Incentive Stock Option ceases to qualify as such, any Incentive Stock Option that ceases to qualify as an Incentive Stock Option.

(r)           “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after age 65.

(s)           “Outside Director” shall mean a Director who, as of the close of business on the date of grant of any award hereunder, is not an employee of the Company or any Subsidiary.

(t)           “Parent” shall mean any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(u)           “Performance Goals” shall mean (and may be expressed in terms of) any of the following business criteria: (i) net income; (ii) earnings per share; (iii) operating income; (iv) operating cash flow; (v) earnings before income taxes and depreciation; (vi) earnings before interest, taxes, depreciation and amortization; (vii) increases in operating margins; (viii) reductions in operating expenses; (ix) earnings on sales growth; (x) total stockholder return; (xi) return on equity; (xii) return on total capital; (xiii) return on invested capital; (xiv) return on assets; (xv) economic value added; (xvi) cost reductions and savings; (xvii) increase in surplus; (xviii) productivity improvements; or (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or such other criteria as the Committee deems appropriate such as growth and profitability, customer satisfaction, quality, safety, business development, negotiating transactions or developing long-term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.  Unless otherwise determined by the Committee, the Performance Goals will be determined using generally accepted accounting principles consistently applied during a Performance Period.

(v)           “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order for any award of Performance Shares to vest.

(w)          “Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Holder’s entitlement to vesting of any Performance Shares.

(x)           “Performance Shares” shall mean shares of Restricted Stock that are subject to restriction based on achievement of pre-defined corporate performance criteria.

(y)           “Plan” shall mean the Lydall 2003 Stock Incentive Compensation Plan, as amended from time to time.

(z)            “Restricted Stock” shall mean shares of Common Stock, received under an award made pursuant to Article VI hereof, that are subject to restrictions under Article VI.

(aa)         “Restriction Period” shall mean the period of time during which an award of Restricted Stock is subject to forfeiture.

(bb)         “Retained Distributions” shall mean all distributions, including regular cash dividends and other cash equivalent distributions, made or declared with respect to an award of Restricted Stock.

(cc)         “Stock Award” shall mean an award of shares of Common Stock to an Outside Director pursuant to Section 7.1 hereof.

(dd)         “Stock Option” or “Option” shall mean an option to purchase shares of Common Stock which is granted pursuant to the Plan.

(ee)         “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(ff)           “Transaction Value” shall mean the Fair Market Value of a share of Common Stock as of the date of repurchase, in the event the award to be repurchased under Section 8.2 hereof is comprised of shares of Common Stock, and the difference between Fair Market Value per share and the exercise price (if lower than Fair Market Value) in the event the award is a Stock Option; in each case, multiplied by the number of shares subject to the award.

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